Exhibit 32.2

STATEMENT OF CHIEF ACCOUNTING OFFICER OF

AGILE THERAPEUTICS, INC.

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of Agile Therapeutics, Inc. (the “Company”) on Form 10-Q for the period ended June 30, 2022 as filed with the Securities and Exchange Commission (the “Report”), I, Jason Butch, Chief Accounting Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that, based on my knowledge:

1)    The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2)    The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

M
Date: August 11, 2022	/s/ Jason Butch
Jason Butch
Chief Accounting Officer Principal Financial Officer